As filed with the Securities and Exchange Commission on August 27, 1998
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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                       ----------------------------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                       ---------------------------------

                              OLD NATIONAL BANCORP
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

               INDIANA                               35-1539838
    -------------------------------     ------------------------------------
    (State or other jurisdiction of     (I.R.S. Employer Identification No.)
    incorporation or organization)

                   420 MAIN STREET, EVANSVILLE, INDIANA 47708
                   ------------------------------------------
                    (Address of principal executive offices)

                      DCB CORPORATION STOCK OPTION PROGRAM
                      ------------------------------------
                              (Full Title of Plan)

JEFFREY L. KNIGHT, ESQ.                       TIMOTHY M. HARDEN, ESQ.
CORPORATE SECRETARY & GENERAL COUNSEL         MICHAEL J. MESSAGLIA, ESQ.
OLD NATIONAL BANCORP                          KRIEG DEVAULT ALEXANDER & CAPEHART
420 MAIN STREET                               ONE INDIANA SQUARE, SUITE 2800
EVANSVILLE, INDIANA  47708                    INDIANAPOLIS, INDIANA  46204-2017
(812) 464-1363                                (317) 636-4341
(AGENT FOR SERVICE)                           (COPY TO)
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(Name, address, including zip code, and telephone number, including area code, of agent for service)

--------------------------------------------------------------------------------------------------------------------
                                               CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------------------------------------------
                                                  Proposed                Proposed maximum
Title of securities      Amount to be             maximum offering        aggregate offering        Amount of
to be registered         registered               price per share (2)     price (2)                 registration fee
--------------------------------------------------------------------------------------------------------------------
Common Stock, no         104,840 shares           $49.125                 $5,150,265                $1,519.33
par value
--------------------------------------------------------------------------------------------------------------------

(1) In addition, pursuant to Rule 416 under the Securities Act of 1933, this Registration Statement also covers an indeterminate number of additional shares as may be issuable as a result of anti-dilution provisions contained in the plan described herein.

(2) Estimated solely for purposes of determining the registration fee in accordance with rule 457(h) under the Securities Act of 1933, as amended, on the basis of $49.125 per share, which was the last sale reported for the Company's Common Stock by the NASDAQ National Market System on August 25, 1998.

                                     PART I
                                     ------

                INFORMATION REQUIRED IN SECTION 10(A) PROSPECTUS

ITEM 1.  PLAN INFORMATION.
------   ----------------

         The information required by Part I to be contained in this Item is omitted from this Registration Statement in accordance with the Introductory Note to Part I of Form S-8.

ITEM 2.  REGISTRATION INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.
------   -------------------------------------------------------------

         The information required by Part I to be contained in this Item is omitted from this Registration Statement in accordance with the Introductory Note to Part I of Form S-8.


                                    PART II
                                    -------

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.
------   ---------------------------------------

         The following documents previously filed by Old National Bancorp (the "Registrant") (SEC File No. 0-10888) with the Securities and Exchange Commission (the "Commission") are incorporated by reference in this Registration Statement:

         1. Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 1998.

         2. Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1997.

         3. Registrant's Annual Report to Shareholders for the fiscal year ended December 31, 1997.

         4. The description of Registrant's common stock contained in Registrant's Current Report on Form 8-K, dated January 6, 1983; and the description of Registrant's Preferred Stock Purchase Rights contained in Registrant's Form 8-A, dated March 1, 1990, including the Rights Agreement, dated March 1, 1990, between the Registrant and Old National Bank, as Trustee.

         All documents subsequently filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") following the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all shares of Common Stock offered pursuant to this Registration Statement have been sold or which registers all shares of Common Stock then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be made a part hereof from the date of the filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.
------   -------------------------

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.
         --------------------------------------

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.
         -----------------------------------------

         The Registrant's Articles of Incorporation provide that the Registrant will indemnify any person who is or was a director, officer or employee of the Registrant or of any other corporation for which he is or was serving in any capacity at the request of the Registrant against all liability and expense that may be incurred in connection with any claim, action, suit or proceeding with respect to which such director, officer or employee is wholly successful or acted in good faith in a manner he reasonably believed to be in, or not opposed to, the best interests of the Registrant or such other corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was unlawful. A director, officer or employee of the Registrant is entitled to be indemnified as a matter of right with respect to those claims, actions, suits or proceedings where he has been wholly successful. In all other cases, such director, officer or employee will be indemnified only if the Board of Directors of the Registrant or independent legal counsel finds that he has met the standards of conduct set forth above.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.
------   -----------------------------------

         Not applicable.

ITEM 8.  EXHIBITS.
------   --------

         The following exhibits are being filed as part of this Registration
Statement:

         Exhibit Number                          Document
         --------------                          --------

              4.1 (a) the description of Registrant's common stock contained in its Current Report on Form 8-K, dated January 6, 1983 (incorporated by reference thereto),
                            (b) the description of Registrant's Preferred Stock Purchase Rights contained in Registrant's Form 8-A, dated March 1, 1990, including the Rights Agreement, dated March 1, 1990, between the Registrant and Old National Bank in Evansville, as Trustee (incorpo-rated by reference thereto), (c) Registrant's Articles of Incorporation (incorporated by reference thereto), and (d) Registrant's By-laws (incorporated by reference thereto).

              4.2 Option Agreement, dated September 9, 1988, between DCB Corporation and David E. Eckerle

              4.3 Option Agreement, dated September 9, 1988, between DCB Corporation and William R. Hauser

              4.4 Option Agreement, dated September 9, 1988, between DCB Corporation and Paul R. Nolting

              4.5 Option Agreement, dated September 9, 1988, between DCB Corporation and Donald E. Routson

              5 Opinion of Krieg DeVault Alexander & Capehart as to the legality of the securities being registered.

              23.1 Consent of Krieg DeVault Alexander & Capehart (included in opinion filed as Exhibit 5 to this Registration Statement).

              23.2          Consent of Arthur Andersen LLP.

              24            Powers of Attorney.

ITEM 9.  UNDERTAKINGS.
------   ------------

         (a)  The undersigned Registrant hereby undertakes:

              (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

              (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

              (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

              (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13(a) or 15(d) or the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

              (2) That, for the purpose of determining liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of an action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES
                                   ----------

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Evansville, State of Indiana, on August 27, 1998.

                                       OLD NATIONAL BANCORP


                                       By:  /s/ RONALD B. LANKFORD
                                            ------------------------------------
                                            Ronald B. Lankford, President


         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-8 has been signed by the following persons in the capacities indicated below as of April 16, 1997.

Name                                                Title
----
/s/ JAMES A. RISINGER                  Chairman of the Board, Director and Chief
--------------------------------       Executive Officer (Chief Executive
James A. Risinger                      Officer)

/s/ JOHN S. POEKLER                    Senior Vice President (Chief Financial
--------------------------------       Officer and Principal Accounting Officer)
John S. Poelker

/s/ RONALD B. LANKFORD                 President and Director
--------------------------------
Ronald B. Lankford

DAVID L. BARNING*                      Director
--------------------------------
David L. Barning

RICHARD J. BOND*                       Director
--------------------------------
Richard J. Bond

ALAN W. BRAUN*                         Director
--------------------------------
Alan W. Braun

WAYNE A. DAVIDSON*                     Director
--------------------------------
Wayne A. Davidson

LARRY E. DUNIGAN*                      Director
--------------------------------
Larry E. Dunigan

DAVID E. ECKERLE*                      Director
--------------------------------
David E. Eckerle

THOMAS B. FLORIDA*                     Director
--------------------------------
Thomas B. Florida

PHELPS L. LAMBERT*                     Director
--------------------------------
Phelps L. Lambert

LUCIEN H. MEIS*                        Director
--------------------------------
Lucien H. Meis

LOUIS L. MERVIS*                       Director
--------------------------------
Louis L. Mervis

LAWRENCE D. PRYBIL*                    Director
--------------------------------
Lawrence D. Prybil

JOHN N. ROYSE*                         Director
--------------------------------
John N. Royse

MARJORIE Z. SOYUGENC*                  Director
--------------------------------
Marjorie Z. Soyugenc

CHARLES D. STORMS*                     Director
--------------------------------
Charles D. Storms


*By:  /s/ JEFFREY L. KNIGHT            Attorney-in-Fact
      --------------------------

Printed Name:  Jeffrey L. Knight
               -----------------